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                                                           EXHIBIT 10.14

                                EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT ("Agreement") is entered into as of July 1, 1996, by and between SPATIALIGHT, INC., A NEW YORK CORPORATION ("Company"), and WILLIAM E. HOLLIS ("Employee") , with reference to the following facts:

                                    RECITALS

     A. Employee is currently employed by Company.

     B. Company and Employee wish to enter into this Agreement to assure Company of the services of Employee and to set forth the rights and duties of the parties.

NOW THEREFORE, the parties agree as follows:

                                    AGREEMENT

     1.   EMPLOYMENT.

          (a) Company hereby employs Employee as its Chief Executive Officer, and Employee hereby accepts and agrees to said employment by the Company for the purpose of rendering on behalf of Company services as a Chief Executive Officer, upon the terms and conditions set forth herein.

          (b) Employee shall perform such services and duties with the Company as are usually associated with the position of Chief Executive Officer and as otherwise decided upon by the Board of Directors of the Company. Employee shall report directly to the Board of Directors of Company. Employee further agrees that, except during vacation periods or in accordance with Company's personnel policies covering leaves of absence and reasonable periods of illness or other incapacitation, Employee shall devote substantially all of his time and services to the business and interests of the Company. Notwithstanding the foregoing, Employee shall also be permitted to serve on the boards of directors of other business corporations and may participate in charitable, cultural, professional, civic and business association activities. Employee shall perform the duties of his position and those assigned to him by the Company's Board of Directors with fidelity, to the best of his ability, in the best interests of the Company, in a professional manner and at all times in compliance with all laws, rules and regulations. Employee agrees that to the best of his ability and experience he will at all times loyally and conscientiously perform all of the duties and obligations required of him either expressly or implicitly by the terms of this Agreement. Additionally, Employee agrees to comply with corporate policies, standards and regulations adopted by the Company from


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time to time to the extent the same are reasonable and not in violation of law.

     2.    TERM OF EMPLOYMENT.

     Employee's term ("Term") of employment by the Company as set forth herein shall commence as of the date of this Agreement (the "Effective
Date") and shall continue thereafter for a period of three years unless otherwise terminated pursuant to the provisions of Section 7 below. Notwithstanding the foregoing, the Term shall automatically be renewed, upon the same terms and conditions contained herein, for consecutive periods of one year each (a "Renewal Term") upon expiration of the immediately preceding term unless and until either party elects not to so renew this Agreement by delivering written notice to the other party not less than thirty (30) days prior to the expiration of the Term, or any then existing Renewal Term. Nothing in this Section shall be deemed or construed as limiting or waiving any of the rights of Company or Employee set forth in Section 7.

     3.    COMPENSATION.

          a. Salary - Upon the Effective Date, the Company shall pay Employee a salary ("Salary") at the annual rate equal to One Hundred Twenty Thousand Dollars ($120,000). Employee's Salary shall be paid pursuant to Company's normal payroll practices. Company shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes, and for any other federal, state or local charge and/or tax which may now be in effect or is hereafter enacted or required as a charge on the compensation of Employee.

          b. Benefits - Employee shall be entitled to the following benefits provided by the Company: (i) a suitable office and furnishings commensurate with Employee's position and such related facilities as are necessary for the performance of Employee's duties, (ii) medical and dental insurance, providing coverage on terms no less beneficial than those afforded other senior executives employed by the Company, (iii) 4 weeks of paid vacation per year earned pro-rata over each year of the Term and (iv) 1 week of paid sick-leave per year earned pro-rata over each year of the Term. Employee acknowledges and agrees that some of the benefits provided to Employee by Company hereunder may be taxable to Employee, and that Company may be required to make payroll withholdings in respect of such taxable benefits.

          c. Bonuses - Employee shall be entitled to receive bonuses from time to time in such amounts, as the Company's Board of Directors may determine in its sole and absolute discretion.

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     4.   EMPLOYEE EXPENSES.

     Employee shall be responsible for payment of all personal business expenses incurred by Employee, including entertainment, automobile and travel related expenses and expenses relating to professional organizations.
Subject to Company's prior approval, and upon submission of a detailed accounting supported by receipts, Company shall reimburse Employee for all expenses incurred by Employee at Company's specific request.

     5.   CONFIDENTIAL INFORMATION.

          a. Within the scope of his employment hereunder, Employee will have access to confidential information and trade secrets relating to Company's business. This confidential information and trade secrets includes, but is not limited to, know-how, research and development, marketing strategy, sales methods and expertise, customer lists, confidential records and data pertaining to Company's customers and other customer information, and all other information owned by Company and regularly used in the operation of the business of Company, including, without limitation, all lists, books, records, files documents and similar items relating to the business or products of Company, whether prepared by Employee or otherwise coming into Employee's possession; all of the foregoing being deemed "Confidential Information". Employee and Company agree that all such Confidential Information consists of protectable trade secrets and confidential information within the meaning of California Civil Code Section 3426 ET SEQ. and all other applicable provisions of California law. Employee agrees that, during the term and continuance of his employment by Company, and for the 2 year period commencing on the date of termination of said employment for any reason whatsoever, he will not directly or indirectly make known, disclose or divulge to any person, firm, entity or corporation any of the Confidential Information described herein unless Employee is specifically authorized to do so in writing by Company. The provisions of this Section apply to all Confidential Information of Company which Employee may develop, obtain or learn about during or as a result of his employment by Company, whether such Confidential Information is prepared by Employee or comes into Employee's possession in any other way and whether or not it contains or constitutes trade secrets owned by Company.

          b. Employee acknowledges and agrees that all Confidential Information is and shall remain the exclusive property of Company and shall not be removed from the premises of Company under any circumstances whatsoever (provided that if such removal is necessitated to perform Employee's duties hereunder, then such removal shall be permitted on a temporary basis to perform such activities) without the prior written consent of Company. Upon termination of employment for any reason, all such Confidential Information, whether prepared by Employee or otherwise coming into

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Employee's possession, shall be immediately returned to Company by Employee.

          c . Employee acknowledges that he has not disclosed, and is not required as a condition of employment to disclose, to Company any confidential information which is owned by any of his prior employers.

          d. If Employee should materially breach any of his covenants under this Section 5, then in addition to all other rights or remedies provided for hereunder or at law or in equity, Company shall have the immediate right to terminate Employee's employment with Company (such termination to be deemed for "cause" as set forth in Section 7.a. below) and/or Company shall be entitled to injunctive relief without the posting of bond or other security, since the remedy at law would be inadequate and insufficient. In addition, Company shall be entitled to such damages as it can show it has sustained by reason of Employee's breach. Furthermore, Employee agrees to defend, indemnify and hold Company and its shareholders, directors, officers, agents and employees, and their successors, assigns and heirs, harmless from and against any and all claims (including third-party claims) arising from or in connection with any breach or default by Employee in Employee's covenants under this Section 5, together with all costs, expenses and liabilities incurred in, or in connection with, each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys fees and costs. The provisions of this Section 5 shall apply to any breach by Employee occurring during the term of his employment and/or during the 2 years after termination of his employment for any reasons whatsoever.

     6.   DEVELOPMENT/OWNERSHIP OF NEW PROCEDURES.

          a. All know-how, expertise, procedures, processes, products, inventions, patents, copyrights, trademarks, service marks and other intangible rights (hereinafter collectively "inventions") that may be conceived or developed by Employee, either alone or with others, during the term of Employee's employment, whether or not conceived or developed during Employee's working hours, and with respect to which any equipment, supplies, facilities, know-how, expertise or trade secret information of Company was used, or that relate, at the time of conception or reduction to practice of the invention, procedure, process, or item subject to patent, copyright or similar protection, or other intangible right, to the business of Company or to Company's actual or demonstrably anticipated research and development, or that relate to or result from any work performed by Employee for Company, shall be disclosed to Company during the term of Employee's employment and for 2 years thereafter. To the extent the Company does not have rights therein hereunder, such disclosure shall be received by the Company in confidence and does not extend the assignment made in Section 6(b) below.

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          b. All inventions which Employee makes, conceives, practice or develop (in whole or in part, either alone or jointly with others) during his employment by Company shall be the sole property of the Company to the maximum extent permitted by Section 2870 of the California Labor Code, a copy of which is attached hereto as Exhibit "A", and to the extent permitted by law shall be "works made for hire". Company shall be the sole owner of all patents, copyrights, trade secret rights, rights with respect to mask works and other intellectual property or other rights in connection therewith unless agreed in writing to the contrary by the Company. Employee hereby assigns to Company any rights he may have or acquire in such inventions. Employee agrees to perform, during and after employment with Company, all acts deemed necessary or desirable by Company to permit and assist it, at Company's expense, in obtaining and enforcing patents, copyrights, trade secret rights, rights with respect to mask works or other rights on such inventions and/or any other inventions Employee have or may at any time assign to Company in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Employee hereby irrevocably designates and appoints Company and its duly authorized officers and agents, as his agents and attorneys-in-fact to act for and in his behalf and instead of him, to execute and file any applications or related filings and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, trade secret rights, rights with respect to mask works or other rights thereon with the same legal force and effect as if executed by Employee.

           c.  If Employee should breach any of his covenants under this
Section 6, then in addition to all other rights or remedies provided for hereunder or at law or in equity, the Company shall have the immediate right to terminate Employee's employment with the Company and/or the Company shall be entitled to injunctive relief without the posting of bond or other security, since the remedy at law would be inadequate and insufficient. In addition, the Company shall be entitled to such damages as it can show it has sustained by reason of Employee's breach. Furthermore, Employee agrees to defend, indemnify and hold Company and its shareholders, partners, directors, officers, agents and employees, and their successors, assigns and heirs, harmless from and against any and all claims (including third-party claims) arising from or in connection with any breach or default by Employee in Employee's covenants under this Section 6, together with all costs, expenses and liabilities incurred in, or in connection with, each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys fees and costs.

      7.  TERMINATION.

           a. Company may terminate this Agreement and Employee's employment at any time prior to the expiration of the Term or any

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Renewal Term for "cause". For the purposes of this Agreement, "cause" shall mean:

                (i) Employee's continued willful and habitual neglect of his duties following notification of such neglect by Company's Board of Directors and failure by Employee to cure such neglect within 30 days after such notification.

               (ii) Employee's conviction, after the date hereof, of a felony which, by its nature, would materially injure the reputation of Company as determined by Company's Board of Directors acting in good faith and upon reasonable grounds.

              (iii) Employee's incapacity to perform the duties required of him hereunder as a result of mental or physical illness, which incapacity continues for a period of 180 days in any 12 consecutive month period.

               (iv) Company ceases or fails to continue to do business.

                (v) Death of the Employee.

Termination of Employee's employment for cause shall not be in limitation of any other right or remedy Company may have under this Agreement or in law or equity.

          b.   Notwithstanding the termination of this Agreement pursuant to
Section 7a herein or as a result of the expiration of the Term or any Renewal Term, this Section 7b and Sections 5, 7a, 8, 9, 10, 11, 12, 13, 14, 15, 161
17 and 18 herein shall remain in full force and effect.

     8.   NON-COMPETE.

     As a material inducement for Company to enter into this Agreement, Employee agrees that for a period of 2 years following the termination of this Agreement for any reason whatsoever, Employee will not directly or indirectly (i) solicit, or agree to service for his benefit or the benefit of any third-party, any of Company's customers whether or not serviced directly by Employee during the term of this Agreement and (ii) disrupt, damage, impair or interfere with the business of Company, whether by way of breaching any obligation under this Agreement, interfering with any customer of Company, Company's employees, disrupting Company's relationships with customers, agents, representatives or vendors or otherwise.

     9.    REASONABLENESS.

     The parties recognize that this Agreement contains conditions, covenants, and time limitations that are reasonably required for the protection of the confidential information, trade secrets and

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business of the parties or a particular party.  If any limitation, covenant or condition shall be deemed to be unreasonable and unenforceable by a court or arbitrator of competent jurisdiction, then this Agreement shall thereupon be deemed to be amended to provide for modification of such limitation, covenant and/or condition to such extent as the court or arbitrator shall find to be reasonable and such modification shall not affect the remainder of this Agreement.

     10. REMEDIES.

     No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy given hereunder or hereafter existing at law or in equity. The election of any one or more remedies by any party shall not constitute a waiver of the right to pursue other available remedies.

     11. SEVERABLE PROVISIONS.

     The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     12. INJUNCTIVE RELIEF.

     Employee acknowledges that, in the event Employee breaches this Agreement, money damages will not be adequate to compensate Company for the loss occasioned by such breach. Employee, therefore, consents, in the event of such a breach, to the granting of injunctive relief against Employee by any court of competent jurisdiction.

     13. BINDING AGREEMENT.

     The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding on their successors and assigns.
 Notwithstanding the foregoing, Employee may not assign his rights or obligations hereunder.

     14. NOTICES.

     Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at the address of its principal place of business, and any notice to be given to Employee shall be addressed to him at his home address last shown on the records of the Company, or at such other address as either party may hereafter designate in writing to the other. All notices shall be in writing and shall be delivered personally, sent by United States certified or registered mail, return receipt requested, first class postage prepaid, or by private messenger or courier service. Any such notice shall be deemed to have been received on

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the earlier of (i) five (5) business days after it is mailed or (ii) the date it is actually received.

     15.   WAIVER.

     Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

     16.   TITLE AND HEADINGS.

     Titles and headings to sections in this Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect the provisions of it.

     17.   ATTORNEYS' FEES AND COSTS OF LITIGATION.

     In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party, as determined by the court in a final judgment or decree, shall pay the successful party all costs, expenses and attorneys' fees actually incurred by the successful party (including, without limitation, the costs, expenses and attorneys fees on any appeal) and if the successful party shall recover a judgment in any such action or proceeding, the costs, expenses and attorneys, fees shall be included as part of the judgment.

     18.   GOVERNING LAW.

     The parties hereto agree that it is their intention and covenant that this Agreement and performance under it, and all suits and special proceedings that may ensue from its breach, be construed in accordance with and under the laws of the State of California, and that in any action, special proceeding, or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     19.   WAIVER OF JURY TRIAL.

     Company and Employee hereby agree to waive their respective rights to a jury trial of any claim or cause of action raised upon or arising out of this Agreement. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Company and Employee each acknowledge that this waiver is a material inducement for Company and Employee to enter into a business relationship, that Company and Employee have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Company and Employee further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by court.


          EMPLOYEE'S INITIALS             COMPANY'S INITIALS

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

"Company"                                 "EMPLOYEE"

 .SPATIALIGHT, INC.,
A NEW YORK CORPORATION

                                           ------------------------
                                           WILLIAM E. HOLLIS

 BY:
 NAME: LAWRENCE MATTESON
 TITLE:  CHAIRMAN OF BOARD

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                                    EXHIBIT A




       2870. APPLICATION OF PROVISION PROVIDING THAT EMPLOYEE SHALL ASSIGN OR OFFER TO ASSIGN RIGHTS IN INVENTION TO EMPLOYER.

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

     (1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

     (2)  Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.